UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2006

Sterling Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16276	23-2449551
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 North Pointe Boulevard, Lancaster, Pennsylvania		17601-4133
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-581-6030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 17, 2006, MaryAnn Detwiler tendered her resignation as Chief Accounting Officer of Sterling Financial Corporation, effective immediately. Ms. Detwiler is leaving the Corporation to pursue other career opportunities. On an interim basis, the functions of the Chief Accounting Officer will be assumed by Tito L. Lima, the Corporation's Chief Financial Officer.

Item 7.01 Regulation FD Disclosure.

On May 17, 2006, Sterling Financial Corporation announced that E. Dennis Ginder had been appointed as Senior Vice President of Business Services and that Gregory S. Lefever had vacated the role of Senior Vice President of High Net Worth Services in order to accept the position of President and Chief Executive Officer of Bank of Lancaster County, N.A., effective May 12, 2006. Bank of Lancaster County is an affiliate of the Corporation and the position of President had been held by E. Dennis Ginder.

The Corporation's press release, dated May 17, 2006 and attached to this Form 8-K as Exhibit 99.1, is incorporated herein by reference in this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. The press release attached hereto is being "furnished" to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if, and to the extent that, such subsequent filing specifically references the information incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(a) N/A
(b) N/A
(c) Exhibits

99.1 Sterling Financial Corporation Press Release dated May 17, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Financial Corporation

May 17, 2006	By:	Jean Svoboda

Name: Jean Svoboda
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Sterling Financial Corporation Press Release dated May 17, 2006